Exhibit 4(b)(1)

LOAN MODIFICATION AGREEMENT

Dated Effective As Of

August 31, 2002

From

GATEWAY PIPELINE COMPANY AND

GATEWAY PROCESSING COMPANY,

AS BORROWERS,

GATEWAY ENERGY COMPANY,

AS GUARANTOR

To

A. STEPHEN KENNEDY, AS TRUSTEE,

AND

SOUTHWEST BANK OF TEXAS, N. A.,

AS LENDER, BENEFICIARY, MORTGAGEE AND SECURED PARTY

THIS INSTRUMENT MODIFIES, AMONG OTHER INSTRUMENTS, A DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT WHICH GRANTS A SECURITY INTEREST BY A UTILITY PURSUANT TO THE TEXAS BUSINESS AND COMMERCE CODE, SECTION 35.01.

THE DEED OF TRUST MODIFIED HEREBY CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND COVERS FUTURE ADVANCES AND PROCEEDS.  THE OIL AND GAS INTERESTS, FIXTURES, OIL AND GAS ACCOUNTS INCLUDED IN THE MORTGAGED PROPERTIES ARE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED ON EXHIBIT A THERETO, AND THIS LOAN MODIFICATION AGREEMENT IS TO BE FILED FOR RECORD IN BOTH THE REAL ESTATE RECORDS AND THE PERSONAL PROPERTY RECORDS.

LOAN MODIFICATION AGREEMENT

THE STATE OF TEXAS	§
§
COUNTIES OF ELLIS AND	§
MADISON	§

Reference is made to: (A) Credit Agreement dated as of February 21, 2002, (referred to herein as the “Credit Agreement”), among GATEWAY PIPELINE COMPANY (“Pipeline”) and GATEWAY PROCESSING COMPANY (“Processing,” Pipeline and Processing therein and herein collectively referred to as “Borrowers”), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association, (therein and herein referred to as “Lender”); (B) Promissory Note dated February 21, 2002 (“Current Note”) in the original principal amount of One Million Five Hundred Thousand and No/100 ($ 1,500,000.00) which evidences a  line of credit and term loan established by Lender to Borrowers; and (C) each of the following documents (collectively referred to in the Credit Agreement and herein as the “Security Documents”), all of which are dated as of February 21, 2002 and cover collateral that partially secures the Indebtedness (1) Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (“Deed of Trust”) recorded in Volume 1634, page 1646 of the Official Public Records of Ellis County, Texas from Pipeline, as Mortgagor and Debtor, to A. Stephen Kennedy, as Trustee, and the Lender, as Beneficiary, Mortgagee and Secured Party, covering the Waxahachie Distribution System as defined in the Credit Agreement and more particularly described in Exhibit A attached to the Deed of Trust; (2) Security Agreement and Assignment (“Madisonville Security Agreement”) from Borrowers, as Mortgagor and Debtor, to  the Lender, as Secured Party, covering Madisonville Contracts and other collateral defined in the Credit Agreement and described in the Madisonville Security Agreement relating to the Madisonville Gathering System,  a counterpart of which is attached to Financing Statements (a) delivered by Pipeline filed in the Texas Secretary of State’s Office under File No. 02-0020294746, and recorded in Volume 606, page 117 of the Official Public Records of Madison County, Texas and (b) delivered by Processing filed in the Texas Secretary of State’s Office under File No. 02-0020294524,  and recorded in Volume 606, page 103 of the Official Public Records of Madison County, Texas (3) Security Agreement – Pledge (“Pledge Agreement”) from GATEWAY ENERGY CORPORATION (“Guarantor”), as Debtor, to the Lender, as Secured Party, covering collateral defined and described therein relating to the outstanding capital stock of Borrowers; and (4) Guaranty Agreement (“Guaranty”) from Guarantor, to the Lender, as Beneficiary, guaranteeing the payment and performance of the Indebtedness and the Loan Documents. Borrowers have requested the Lender to modify the terms of the Credit Agreement and the Current Note, and Lender has agreed to do so on the terms and conditions set forth in this Loan Modification Agreement and the other Loan Documents executed in connection herewith.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confirmed, Lender and Mortgagor do hereby agree as follows:

1.             Contemporaneously herewith the Borrowers have: (a) paid Seven Hundred Thousand and No/100ths Dollars ($700,000.00) to the Lender to be applied against the outstanding principal of the Current Note; and (b) delivered a promissory note (the “Restated Note”) in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) which extends, modifies, rearranges and renews, but does not release, novate or discharge, the Current Note and the Indebtedness, among other things, to (i) extend the date that the Borrowers may request the Lender to make principal advances to February 28, 2003, (ii) extend the date for the payment the first installment of principal by Borrowers to March 31, 2003, (iii) extend the maturity date of all outstanding principal, and accrued but unpaid interest, under the Restated Note to August 31, 2005, unless earlier accelerated pursuant to the terms of any of the Loan Documents and (iv) incorporate other modifications therein set forth.

2.             As partial consideration of the renewal, rearrangement, modification, reinstatement and extension of the Current Note and the Indebtedness, Pipeline hereby:

(a)                                  Acknowledges and confirms (i) the Indebtedness secured by the Deed of Trust and the Madisonville Security Agreement is hereby amended to include the Restated Note and any amendments, restatements, renewals or extensions thereof, (ii) it granted the Madisonville Mortgage delivered contemporaneously as additional security for the Indebtedness in recognition of (a) the sale of other assets that directly or indirectly secured payment of the Indebtedness, and (b) the use of proceeds from the Indebtedness to construct, mobilize and operate the Madisonville Gathering  System, (iii)  all liens and security interests granted as security for any of the Current Note, and the Indebtedness, shall continue to secure all amounts at anytime evidenced by the Restated Note and any amendments, restatements, renewals or extensions thereof, and (iv) its agreement and promise to pay to the order of Lender the original principal amount stated in the Restated Note, together with interest on such principal balance from time to time remaining unpaid calculated at the rate and in the manner as provided for in the Restated Note;

(b)                                 Acknowledges and represents that (i) it has good, valid and indefeasible title to, and the liens and security interests created and evidenced by the Deed of Trust and the Madisonville Mortgage are first, prior and perfected and valid and subsisting liens and security interests covering the entirety of Pipeline’s interest in, the Waxahachie Distribution System, the Madisonville Gathering System and the other assets covered thereby, respectively, (ii) it has good, valid and indefeasible title to, and the liens and security interests created and evidenced by the Madisonville Security Agreement are first, prior and perfected and valid and subsisting liens and security interests covering the entirety of Pipeline’s interest in, the Madisonville Contracts, (iii) it has received through the Current Note, and will receive through the Restated

Note, direct or indirect benefits of equivalent value to the Indebtedness, and (iv) there exist no offsets, claims or defenses of any kind with respect to the amounts or obligations evidenced or created by the Restated Note, the Deed of Trust, the Madisonville Mortgage, the Madisonville Security Agreement or any of the Loan Documents and in consideration of the amendment and restatement evidenced hereby, Pipeline hereby waives any such offset, claim or defense which might exist to the extent that it has a right to do so;

(c)                                  Ratifies, confirms, adopts, renews, rearranges, modifies, reinstates and extends, but does not novate or discharge, the obligations evidenced by the Current Note, and the liens, security interests and obligations created by the Deed of Trust, the Madisonville Mortgage, the Madisonville Security Agreement and the other Loan Documents; and

(d)                                 Irrevocably Mortgages, Grants, Bargains, Sells, Assigns, Transfers and Conveys (i) the Waxahachie Distribution System, as more particularly described in the Deed of Trust, unto the Trustee, the Lender and their successors and assigns forever, to have and to hold in accordance with the terms and provisions of the Deed of Trust, as amended by this instrument (ii) Madisonville Gathering System, as more particularly described in the Madisonville Mortgage unto the Lender and its successors and assigns forever, and (iii) Madisonville Contracts, as more particularly described in the Madisonville Security Agreement unto the Lender and its successors and assigns forever, to have and to hold in accordance with the respective terms and provisions thereof , as amended by this instrument.

3.             As partial consideration of the renewal, rearrangement, modification, reinstatement and extension of the Current Note and the Indebtedness, Processing hereby:

(a)                                  Acknowledges and confirms (i) the Indebtedness secured by the Madisonville Security Agreement is hereby amended to include the Restated Note and any amendments, restatements, renewals or extensions thereof, (ii) it granted the Madisonville Mortgage delivered contemporaneously as additional security for the Indebtedness in recognition of (a) the sale of other assets that directly or indirectly secured payment of the Indebtedness, and (b) the use of proceeds from the Indebtedness to construct, mobilize and operate the Madisonville Gathering System, (iii)  all liens and security interests granted as security for any of the Current Note, and the Indebtedness, shall continue to secure all amounts at anytime evidenced by the Restated Note and any amendments, restatements, renewals or extensions thereof, and (iv) its agreement and promise to pay to the order of Lender the original principal amount stated in the Restated Note, together with interest on such principal balance from time to time remaining unpaid calculated at the rate and in the manner as provided for in the Restated Note;

(b)                                 Acknowledges and represents that (i) it has good, valid and indefeasible title to, and the liens and security interests created and evidenced by the Madisonville Mortgage and the Madisonville Security Agreement are first, prior and perfected and valid and subsisting liens and security interests covering the entirety of Processing’s interest in, the Madisonville Gathering System and the Madisonville Contracts, respectively, (ii) it has received through the Current Note, and will receive through the Restated Note, direct or indirect benefits of equivalent value to the Indebtedness, and (iii) there exist no offsets, claims or defenses of any kind with respect to the amounts or obligations evidenced or created by the Restated Note, the Madisonville Mortgage, the Madisonville Security Agreement or any of the Loan Documents and in consideration of the amendment and restatement evidenced hereby, Processing hereby waives any such offset, claim or defense which might exist to the extent that it has a right to do so;

(c)                                  Ratifies, confirms, adopts, renews, rearranges, modifies, reinstates and extends, but does not novate or discharge, the obligations evidenced the Current Note, and the liens, security interests and obligations created by the Madisonville Mortgage, Madisonville Security Agreement and the other Loan Documents; and

(d)                                 Irrevocably Mortgages, Grants, Bargains, Sells, Assigns, Transfers and Conveys the Madisonville Gathering System and the Madisonville Contracts, as more particularly described in the Madisonville Mortgage and the Madisonville Security Agreement, respectively, unto the Trustee, the Lender and their successors and assigns forever, to have and to hold in accordance with the respective terms and provisions of the Madisonville Mortgage and the Madisonville Security Agreement, as amended by this instrument.

4.             Pipeline and Processing hereby (a) reaffirm all of the representations and warranties made to Lender in, and at the times of the execution and delivery of the Deed of Trust, the Madisonville Mortgage, the Madisonville Security Agreement and the other Loan Documents, and declare same to be true as of such dates and as of the date hereof except as to circumstances and matters which have been disclosed by Pipeline and Processing to the Lender in writing and (b) further warrants and represents that there exists no default (or event or circumstance which, with the passage of time, will become a default) under the Loan Documents, except as disclosed by Pipeline and Processing to the Lender in writing contemporaneously herewith.

5.             In addition to other capitalized terms used in the Credit Agreement, the Deed of Trust, the Madisonville Security Agreement, the other Loan Documents and herein, the following terms have the meanings assigned below:

(a)                                  “Indebtedness” as defined in the Loan Documents and herein includes, without limitation, the Current Note, the Restated Note, the loans evidenced thereby, and any and all renewals and extensions thereof and the payment and performance of all amounts, duties and obligations arising under or in connection with the Loan Documents.

(b)                                 “Loan Documents” as collectively referred to in the Credit Agreement and herein includes, without limitation the Credit Agreement, the Current Note, the Restated Note, the Security Documents and all other documents executed by Borrowers and delivered to Lender in connection therewith.

(c)                                  “Madisonville Mortgage” means deed of trust, mortgage, assignment, security agreement and financing statement in form and substance acceptable to the Lender, and any amendment, extension, modification, renewal or supplement thereof, delivered or to be delivered by Processing hereunder covering the Madisonville Contracts and the Madisonville Gathering System (i) constructed or to be constructed over and across the Easements as more particularly described therein, (ii) covering the Mortgaged Properties more particularly described therein and (ii) recorded or to be recorded in the Real Property Records of Madison County, Texas.

(d)                                 “Maturity Date” as defined in the Credit Agreement and the other Loan Documents, is hereby amended to be August 31, 2005.

(e)                                  “Note” as defined in the Credit Agreement and the other Loan Documents, is hereby amended to include and refer to the Restated Note for all relevant purposes.

(f)                                    “Security Documents” as defined in the Credit Agreement and the other Loan Documents, is hereby amended to include this Loan Modification Agreement and the Madisonville Mortgage for all relevant purposes.

Notwithstanding anything herein or therein to the contrary, the Borrowers and the Lender agree that any default under the Restated Note or hereunder shall be deemed a default under the Loan Documents.

6.             Section 2 of the Credit Agreement is hereby amended as necessary to give effect to the extensions, modifications, rearrangements and renewals set forth in Section 1 of this Loan Modification Agreement. Except as expressly modified by the Restated Note, this Loan Modification Agreement or the other Loan Documents executed in connection therewith, Credit Agreement, the Security Documents and all of the remaining Loan Documents shall continue in full force and effect as originally executed and delivered.

7.             Borrowers hereby agree to pay upon demand, whether or not this Loan Modification

Agreement is effective, all costs, and expenses incurred by Lender incident to the negotiation, preparation, execution and recordation of this Loan Modification Agreement and the consummation of the transactions contemplated hereby including, without limitation, all legal fees and expenses and all recording fees.

8.             From time to time, as requested, Borrowers shall execute and deliver to Lender such other and further documents evidencing and pertaining to the Indebtedness, the Waxahachie Distribution System, the Madisonville Mortgage and the Madisonville Contracts as shall be reasonably requested by Lender so as to evidence or effect the terms and conditions hereof. Without limiting the generality of the foregoing, and as partial consideration for the financial accommodations made herein, Borrowers have executed and delivered the Madisonville Mortgage, and will execute and deliver such other documents as may be reasonable or necessary, to grant the Lender (or to the Trustee for the Lender’s benefit) first prior and perfected valid and subsisting liens and security interests in the entirety of Borrower’s respective interests in and to the Madisonville Gathering System following its construction and commencement of operations as additional security for the payment and performance of the Indebtedness.

9.             The provisions of the Restated Note limiting the amount of interest which may be charged on the indebtedness evidenced thereby shall be incorporated herein by reference as if set forth fully herein.

10.           This Loan Modification Agreement shall be binding upon and inure to the benefit of Lender and Borrowers and their respective heirs, legal representatives, successors and assigns.

11.           This Loan Modification Agreement may be executed in one or more counterparts each of which shall constitute but one and the same instrument.

12.           THE LOAN DOCUMENTS, AS MODIFIED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND CONSTITUTE A CREDIT AGREEMENT FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE.  THE LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of August 31, 2002.

MORTGAGOR:
MORTGAGOR’S ADDRESS:

One Allen Center
500 Dallas Street, Suite 2615	Gateway Pipeline Company
Houston, Texas 77002

By:
Michael T. Fadden, President

Gateway Processing Company

By:
Michael T. Fadden, President

- BORROWER -

LENDER’S ADDRESS:	LENDER:

P.O. Box 27459	Southwest Bank Of Texas, N.A.
Houston, Texas 77227-7459

By:
Ken Batson, Assistant Vice
President - Energy Lending

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on September    , 2002, by Michael T. Fadden, President of Gateway Pipeline Company, a Texas corporation, on behalf of said corporation.

Notary Public in and for
The State of Texas

My Commission Expires:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on September    , 2002, by Michael T. Fadden, President of Gateway Processing Company, a Texas corporation, on behalf of said corporation.

Notary Public in and for
The State of Texas

My Commission Expires:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on September    , 2002, by Ken Batson, as Assistant Vice President – Energy Lending of Southwest Bank of Texas, N.A., a national banking association, on behalf of said association.

Notary Public in and for
The State of Texas

My Commission Expires:

AFTER RECORDING, RETURN TO:

Glast, Phillips & Murray, P. C.

815 Walker Street, Suite 1200

Houston, Texas 77002

ATTN: Philip B. Carson, P. C.